SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Mediware Information Systems, Inc.
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MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street
Lenexa, KS 66214
(913) 307-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 2, 2006

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.:

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of the Shareholders of Mediware Information Systems, Inc. (“Mediware”) will be held on November 2, 2006, at 111 East 48th Street, New York, NY 10017 (InterContinental The Barclay New York Hotel), 10:00 A.M., New York City time, and at any adjournments or postponements thereof, for the following purposes:

1.	To elect three Class III directors to hold office for a three-year term;
2.	To elect one Class II director to hold office for a two-year term;
3.	To elect one Class I director to hold office for a one-year term;
4.	To consider and vote upon the ratification of the appointment of Eisner LLP as the independent registered public accounting firm of Mediware for the fiscal year ended June 30, 2007; and
5.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on September 11, 2006 as the record date for the Annual Meeting. Only holders of Mediware’s common stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

The enclosed proxy is solicited by the Board of Directors of Mediware. Further information regarding the matters to be acted upon during the Annual Meeting is contained in the attached Proxy Statement.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY CARD.

By Order of the Board of Directors
Lawrence Auriana
Chairman of the Board of Directors
September 19, 2006

MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street
Lenexa, KS 66214

PROXY STATEMENT

September 19, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mediware Information Systems, Inc. (“Mediware”) to be voted at the Annual Meeting of Shareholders of Mediware (the “Annual Meeting”) to be held on November 2, 2006, at 111 East 48th Street, New York, NY 10017 (InterContinental The Barclay New York Hotel), 10:00 A.M., New York City time, and any postponement or adjournment thereof. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being sent to Mediware's shareholders on or about September 19, 2006.

Proxies are being solicited by the Board of Directors of Mediware with respect to the election of three Class III directors, one Class II director and one Class I director (“Proposal One”) and the proposal to ratify the appointment of Eisner LLP as the independent registered public accounting firm of Mediware for the fiscal year ended June 30, 2007 (“Proposal Two”).

Please complete, sign, date and return the enclosed proxy card. The proxy solicited hereby may be revoked at any time by executing and delivering a proxy of a later date, by delivering written notice of revocation to Robert C. Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214, or by attending the Annual Meeting and giving oral notice of the intention to vote in person. Properly executed, delivered and unrevoked proxies in the form enclosed will be voted at the Annual Meeting or any postponement or adjournment thereof in accordance with the directions thereon. In the absence of such directions, all proxies received pursuant to this solicitation will be voted in favor of the election of the nominees named in Proposal One herein and in favor of Proposal Two.

The only class of voting securities of Mediware is its common stock, par value $.10 per share (“Common Stock”), of which 8,099,390 shares were outstanding on September 11, 2006, each entitled to one vote. Only shareholders of record at the close of business on September 11, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting.

The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of each director. Therefore, the nominees for each class of directors who receive the most votes will be elected. The favorable vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the approval of the ratification of the appointment of Mediware’s independent registered public accounting firm.

Abstentions will not constitute votes cast. Brokers who hold shares in street name for customers generally will not be entitled to vote on certain matters unless they receive instructions from their customers (“broker non-votes”). Any broker non-votes will have the effect of an abstention.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board is divided into three classes, with one class standing for election each year for a three-year term, and directors are required to be divided among the classes as nearly equally as possible. Upon the election of Mr. Ira Nordlicht as a director on August 30, 2006, Mediware’s Board of Directors became comprised of nine members. The Board has therefore voted to reorganize the classes so that each class will consist of three members.

At the Annual Meeting, (i) three Class III directors are to be elected to hold office for a three-year term until the Annual Meeting following the 2009 fiscal year and until their successors have been elected and qualified (ii) one Class II director is to be elected to hold office for a two-year term until the Annual Meeting following the 2008 fiscal year and until his successor has been elected and qualified and (iii) one Class I director is to be elected to hold office for a one-year term until the Annual Meeting following the 2007 fiscal year and until his successor has been elected and qualified. Mr. Lawrence Auriana, who was a Class III director whose term expires this year, is being moved to Class I and has been nominated to serve a one-year term until the Class I directors come up for reelection. Mr. Nordlicht has been nominated to serve as a Class II director for a two-year term until the Class II directors come up for reelection. All other nominees, Mr. Jonathan Churchill, Dr. John Gorman and Dr. Clinton Weiman, are currently Class III directors of Mediware. Mr. Auriana is currently the Chairman of the Board of Directors of Mediware. It is expected that Mr. Auriana will continue to serve as Chairman of the Board of Directors if he is re-elected as a director at the Annual Meeting.

The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of each director. Unless otherwise directed, the proxies named in the accompanying form of proxy intend to vote FOR all of the nominees named below. If any such nominee should not be available for election, the persons named as proxies may vote in their discretion for another nominee designated by the Board of Directors in such person's place.

The information about the nominees and the present directors of Mediware, and their security ownership, has been furnished by them to Mediware. There are no family relationships between any of the directors or nominees.
Certain information with respect to the five nominees is as follows:

Class III Directors

(Term Expires at the Annual Meeting Following the 2009 Fiscal Year)

Jonathan H. Churchill, age 74, has been a director since 1992. Mr. Churchill was a practicing attorney in New York City from 1958 through 2001. From May 1996 to December 2001, when he retired, Mr. Churchill was Counsel at Pillsbury Winthrop LLP. Mr. Churchill was a partner of Boulanger, Hicks & Churchill, P.C. from January 1990 to May 1996. Mr. Churchill received a B.A. degree from Harvard College and an L.L.B. from Harvard Law School.

John Gorman, M.D., age 74, has been a director since 2000. Dr. Gorman, Clinical Professor of Pathology at New York University School of Medicine, retired from his position of Director of the Blood Bank at New York University Medical Center which he held from 1981 to 1999. Dr. Gorman also served as director of the Blood Bank at Columbia Presbyterian Medical Center. In the 1960’s Dr. Gorman and his co-workers at Columbia developed Rh Immune Globulin (RhoGAM) for the prevention of Hemolytic Disease of the

Newborn for which for he was awarded the Lasker Clinical Medical Research Award in 1980. Dr. Gorman graduated from the University of Melbourne Medical School in 1953 and completed his residency in Anatomic and Clinical Pathology at Columbia Presbyterian Medical Center in 1960.

Clinton G. Weiman, M.D., age 80, has been a director since 1996. Dr. Weiman is currently the Chairman and Chief Executive Officer of Comprehensive Medical Interview. From 1961 to 1993 he was Corporate Medical Director, Senior Vice President of Citicorp/Citibank. Since 1994, Dr. Weiman has been independently engaged as a consultant with the Federal Reserve. In 1998, Dr. Weiman became associated with Executive Health Examiners and is now chief medical officer. From 1956 to 1970 Dr. Weiman was engaged in private practice in New York, New York. Dr. Weiman received a B.A. degree from Princeton University and a medical degree from Cornell University Medical College. His appointments have included Clinical Associate Attending Physician at New York Hospital and Associate Professor, Clinical Medicine at Cornell University Medical College. Dr. Weiman serves on the Audit Committee and the Compensation and Stock Option Committee.

Class II Director

(Term Expires at the Annual Meeting Following the 2008 Fiscal Year)

Ira S. Nordlicht, age 57, has been a director since August 30, 2006. Mr. Nordlicht has been a practicing attorney since 1972. Mr. Nordlicht founded the law firm of Nordlicht & Hand in 1987 and has continued his practice at such firm to date. Mr. Nordlicht was a partner at the law firm Holtzmann, Wise & Shepard from 1979-1987. Mr. Nordlicht was counsel to the U.S. Senate Committee on Foreign Relations from 1975 to 1979. From 1972 to 1975 Mr. Nordlicht was a Senior Trial Attorney at the Federal Trade Commission. Mr. Nordlicht has served since 2000 as Chief Executive Officer, President and a Director of Alfa Wassermann, Inc., a privately-held diagnostics, separations and proteomics company, and is a Director of affiliated companies of Alfa Wassermann, Inc. as well as of Advanced Resources International, Inc., a privately-held oil and gas consulting company. Mr. Nordlicht received a B.A. degree from Harpur College and a J.D. from New York University School of Law. Mr. Nordlicht serves on the Executive Committee.

Class I Director

(Term Expires at the Annual Meeting Following the 2007 Fiscal Year)

Lawrence Auriana, age 62, Chairman of the Board. Mr. Auriana was been Chairman of the Board of Mediware since 1986 and a director since 1983. He has been a Wall Street analyst, money manager and venture capitalist for over 20 years. Since 1986, he has been Chairman, a director and Portfolio Co-Manager of Federated Kaufmann Fund. He received a B.A. degree from Fordham University, studied at New York University Graduate School of Business, and is a senior member of The New York Society of Securities Analysts. Mr. Auriana serves on the Executive Committee and the Strategic Transactions Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Incumbent Class I Directors

(Term Expires at the Annual Meeting Following the 2007 Fiscal Year)

Roger Clark, age 72, has been a director since 1983. From 1980 to 1987, he held a series of managerial positions in the computer products area with Xerox Corporation. In 1987, he became self-employed as a micro-computer consultant and programmer. In June 1997, he acquired a half-ownership in a recruitment advertising agency named R & J Twiddy Advertising (since re-named Talcott and Clark Recruitment Advertising, Inc.), which was based in New Canaan, Connecticut. Mr. Clark acquired full ownership on the death of his partner in late 2002 and sold the business in July 2003. Mr. Clark is the author of seven books on micro-computing and is currently retired. Mr. Clark serves on the Audit Committee and the Compensation and Stock Option Committee.

Robert F. Sanville, age 63, has been a director since November 2002. Mr. Sanville has over thirty-five years of experience in public accounting. He is a principal of Sanville & Company, an accounting firm based in Abington, Pennsylvania. Prior to forming Sanville & Company, he was a partner for seventeen years in the Philadelphia accounting firm of Livingston, Montgomery & Sheldon. Mr. Sanville has an extensive background in providing audit, tax and management advisory services to the securities and investment company industries. Mr. Sanville is an arbitrator for the National Association of Securities Dealers, Inc., has served as the U.S. District Court appointed trustee in actions brought by the Securities and Exchange Commission, has served as an expert witness in securities litigation before the U.S. District Court and has served the Securities Investors Protection Corporation as an accountant for the appointed legal liquidator. Mr. Sanville received a B.S. degree from Drexel University. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Sanville serves on the Audit Committee and the Compensation and Stock Option Committee.

Incumbent Class II Directors

(Term Expires at the Annual Meeting Following the 2008 Fiscal Year)

James Burgess, age 51, became a director and Mediware’s President and Chief Executive Officer on October 10, 2005. Prior to joining Mediware Mr. Burgess served from 1998 to 2003 as the general manager at the Health Information Systems division of 3M Company. He was also a Vice President of Information Technology Solutions for VHA, Inc. of Irving, Texas from 1994 to 1998 and worked in various sales and executive positions with IBM Corporation from 1980 to 1994. Between 2003 and October 2005, Mr. Burgess was on sabbatical. Mr. Burgess received a B.S. degree in finance from the University of Arkansas.

Joseph Delario, age 73, has been a director since 1992. Mr. Delario was President and Chief Executive Officer of Quadrocom, Inc., a business consulting firm, until December 1992. Since then, Mr. Delario has been a business consultant and private investor in and involved in the management of several computer service companies, and he provides management and financial consulting services to Mediware from time to time. Mr. Delario received a B.A. degree from Fairleigh Dickinson University in 1956. Mr. Delario serves on the Executive Committee, the Compensation and Stock Option Committee and the Strategic Transactions Committee.

Corporate Governance

Mediware is required to have a Board of Directors, a majority of whom are “independent” as defined by the listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and to disclose in the proxy statement for each Annual Meeting those directors that the Board of Directors has determined to be independent. Based on such definition, the Board of Directors has determined that all directors are independent other than Mr. Auriana, Mediware’s largest shareholder and Chairman of the Board, and Mr. Burgess, the President and Chief Executive Officer.

Mediware has an ongoing commitment to good governance and business practices. In furtherance of this commitment, it monitors developments in the area of corporate governance and reviews its policies and procedures in light of such developments. Mediware complies with the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) and Nasdaq. Although its common stock is also listed on the Pacific Stock Exchange, Mediware has not evaluated its compliance with the additional governance requirements of this exchange. Mediware has implemented and expects to continue to implement other, non-requisite corporate governance practices it believes are in the best interests of Mediware and its shareholders.

Code of Ethics

Mediware has adopted a Code of Ethics that applies to all of its directors, officers (including its Chief Executive Officer, Chief Accounting Officer, Controller and any person performing similar functions) and employees. This Code of Ethics is available at the investor relations page of Mediware’s website at www.mediware.com. Mediware intends to reflect any amendments to this Code of Ethics or waivers of this Code of Ethics concerning its principal officers at such page of the website.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by Mediware regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential submission by employees of concerns regarding auditing or accounting matters.

Nomination of Directors

Mediware does not have a standing nominating committee or a formal nominating committee charter. Currently, the independent members of the Board, rather than a nominating committee, approve or recommend to the full Board those persons to be nominated. The Board believes that the current method of nominating directors is appropriate because it allows each independent board member input into the nomination process, and does not unnecessarily restrict the input that might be provided from an independent director who could be excluded from a committee. Currently, seven of the nine directors are independent. Furthermore, the Board has adopted by resolution a director nomination policy. The purpose of the policy is to describe the process by which candidates for inclusion in Mediware’s recommended slate of director nominees are selected. The director nomination policy is administered by the Board. Many of the benefits that would otherwise come from a written committee charter are provided by this policy.

In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the incumbent directors who continue to be qualified for Board service and are willing to continue as directors are renominated. If the Board thinks it is in the best interest of Mediware to nominate a new individual for director in connection with an Annual Meeting of Shareholders or to fill a vacancy, the Board will seek potential candidates for Board appointments who meet criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of Mediware and, if deemed appropriate, a third-party search firm.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to Mediware and its shareholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting Mediware; and ability and willingness to contribute special competencies to Board activities. The independent members of the Board also consider whether members and potential members are independent under the Nasdaq listing standards and SEC rules. In addition, candidates should posses the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Mediware matters; ability to fairly and equally represent all shareholders; reputation and achievement in other areas; and diversity of viewpoints, background and experiences.

The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as Mediware’s needs and circumstances evolve, and as applicable legal or listing standards change. The Board may amend the director nomination policy at any time.

The Board will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources, as described above. Recommendations must be in writing and mailed to Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214, Attention: Robert Weber, Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The shareholder giving notice must provide (i) his or her name and address, as they appear on Mediware’s books, and (ii) the number of shares of Mediware which are beneficially owned by such shareholder. Mediware may require any proposed nominee to furnish such other information it may require to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

Communications with Directors

Shareholders, associates of Mediware and other interested parties may communicate directly with the Board of Directors, with the non-management directors or with a specific Board member, by writing to the Board (or the non-management directors or a specific Board member) and delivering the communication in person or mailing it to: Mediware Information Systems, Inc., Board of Directors, Privileged & Confidential, c/o Robert Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The current non-management directors are: Messrs. Auriana, Churchill, Clark, Delario, Gorman, Nordlicht, Sanville and Weiman. Correspondence addressed to the non-management directors as a group, or to a specific Board member, will be forwarded to them as soon as practicable. From time to time, the Board of Directors may change the process by which shareholders may communicate confidential information with the Board of Directors or its members. Any changes in this process will be posted on Mediware’s website or otherwise publicly disclosed.

Board Attendance at Annual Meeting of Shareholders

Mediware does not currently have a formal policy regarding director attendance at the Annual Meeting of Shareholders. It is, however, expected that the directors will be in attendance. Four directors attended Mediware’s Annual Meeting of Shareholders held on December 7, 2005.

Compensation Committee Interlocks and Insider Participation

Messrs. Clark, Delario, Sanville and Weiman are the members of the Compensation and Stock Option Committee (the “Compensation Committee”). No member of the Compensation Committee is an officer or employee, or former officer or employee, of Mediware. No interlocking relationship exists between the members of Mediware’s Compensation Committee and the Board of Directors or compensation committee of any other company.

Board Meetings and Committees

The Board of Directors met four times during the fiscal year ended June 30, 2006. All of the Directors attended in the aggregate at least seventy-five percent of all of the meetings of the Board of Directors and all of the meetings of the Committees on which they served, except Mr. Hans Utsch and Mr. Joseph Delario.

In compliance with requirements of the Nasdaq listing standards, the independent directors of the Board of Directors met four times in executive session during the fiscal year ending June 30, 2006. It is contemplated that executive sessions will occur after each regularly scheduled meeting of the Board of Directors, and perhaps more frequently, in conjunction with regularly scheduled meetings of the Board of Directors.

Mediware has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members of the Audit Committee are Messrs. Clark, Sanville and Weiman. The Board of Directors has determined that each member of the Audit Committee is “independent” not only under the Nasdaq listing standards but also under SEC rules. Furthermore, the Board of Directors has determined that Mr. Sanville is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee’s duties and responsibilities are fully described in a written charter. The Audit Committee met six times during the fiscal year ended June 30, 2006.

The Compensation Committee determines the compensation of senior executives of Mediware, including the Chief Executive Officer, and administers Mediware's policies and plans governing annual and long-term compensation. The members of the Compensation Committee are Messrs. Clark, Delario, Sanville and Weiman. The Compensation Committee met eight times during the fiscal year ended June 30, 2006.

The Executive Committee is comprised of Messrs. Auriana, Delario and Nordlicht. The Board of Directors has delegated to the Executive Committee all authority not specifically reserved to the full Board of Directors by statute. The Executive Committee did not formally meet during the fiscal year ended June 30, 2006.

The Strategic Transactions Committee is comprised of Messrs. Auriana, Delario and Nordlicht. The Strategic Transactions Committee considers and recommends to the Board of Directors acquisitions and other key strategic transactions. The Strategic Transactions Committee did not meet during the fiscal year ended June 30, 2006.

Compensation of Directors

Employee directors do not receive additional compensation for director services. Each non-employee director in office on June 30, 2005 received 8,500 options and the Chairman of the Board of Directors was granted 22,500 options for his services during fiscal year 2006. The options vested during fiscal 2006. Each non-employee director also received $500 for each Board meeting attended. The members of the Compensation Committee received $1,500 for each meeting attended. The members of the Audit Committee received $2,500 for each meeting attended. In addition, the Chairmen of the Audit Committee and the Compensation Committee received an additional $500 for each meeting attended. No additional fees were paid to members of the Strategic Transactions and Executive Committees. Mr. Lawrence Auriana, the Chairman of the Board, waived his cash fees for fiscal 2006.

As compensation for fiscal year 2007, each non-employee director will receive $10,000 cash (except the Chairman who shall be entitled to receive $20,000) and a stock grant having a value of $10,000 on the date of grant. Each non-employee director will also receive $750 for each Board meeting attended in person and $250 for telephonic attendance at meetings. The members of the Audit Committee will receive an additional $12,000 cash payment and $1,500 for each audit committee meeting attended. The Chairman of the Audit Committee will receive a $20,000 cash payment and $2,500 for each audit committee meeting attended. The members of the Compensation Committee will receive $1,500 for each Compensation Committee meeting attended and the Chairman of the Compensation Committee will receive $2,000 for each Compensation Committee meeting attended. The members of the Executive Committee will receive $4,000 for each Executive Committee meeting attended and the Chairman of the committee will receive an additional $10,000 cash payment. No fees are paid for attendance at meetings of the Strategic Transactions Committee. Mr. Lawrence Auriana, the Chairman of the Board, has agreed to waive his cash fees for fiscal 2007. In addition to the foregoing, Mr. Delario receives $15,000 per year for management and financial consulting services he provides to Mediware.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Mediware's common stock as of August 31, 2006 by (i) each person who is known by Mediware to own beneficially more than 5% of Mediware's Common Stock, (ii) each of the individuals named in the "Summary Compensation Table," (iii) each current director and the director nominees of Mediware, and (iv) all directors and executive officers as a group.

	Amount of Common Stock
	Beneficially Owned
	Number		Percentage
Name and Address of Beneficial Owner	of Shares[1]		Ownership[1]
Larry N. Feinberg [2]	1,000,000	[2]	11.2%
Lawrence Auriana [3]	2,443,925	[3]	27.4%
James F. Burgess [4]	125,000	[4]	1.4%
Jonathan H. Churchill [5]	122,904	[5]	1.4%
Roger Clark [6]	67,980	[6]	*
Joseph Delario [7]	296,219	[7]	3.3%
John Gorman [8]	90,114	[8]	1.0%
Ira S. Nordlicht	0		*
Robert F. Sanville [9]	30,750	[9]	*
Clinton G. Weiman [10]	41,378	[10]	*
George J. Barry	0		*
Michael Crabtree [11]	30,000	[11]	*
John Damgaard [12]	50,000	[12]	*
Jill H. Suppes [13]	13,370	[13]	*
Robert Tysall-Blay [14]	32,500	[14]	*
Robert C. Weber [15]	60,000	[15]	*
All directors and executive officers as a group [16]	3,404,140	[16]	38.1%
* Less than one percent

[1]
Based on the number of shares outstanding at August 31, 2006, plus, for each person or group, shares which may be acquired by the shareholder(s) upon exercise of options that are currently exercisable or become exercisable within 60 days of August 31, 2006.

[2]
Mr. Feinberg is deemed to beneficially own 1,000,000 shares. The shares are held by Oracle Partners, L.P., Oracle Associates, LLC or managed accounts over which Mr. Feinberg has investment discretion, except for 3,000 shares which are held directly by Mr. Feinberg as the trustee of The Feinberg Family Foundation. The address for Mr. Feinberg is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. The foregoing information is based solely upon disclosures contained in a Form 4 filed August 11, 2006.

[3]
Includes options for 134,100 shares which are exercisable or become exercisable within 60 days. The shares of common stock owned by Mr. Auriana are held in a discretionary account at Sandgrain Securities, Inc. Mr. Auriana retains sole voting power over all such shares but has no investment power, including the power to dispose, or to direct the disposition of, any such shares. The foregoing information is based solely upon disclosures contained in a Form 4 filed May 30, 2006. The address for Mr. Auriana is 140 East 45th Street, 43rd Floor, New York, NY 10017.

[4]
Includes options for 25,000 shares which are currently exercisable or become exercisable within 60 days. Also includes 100,000 shares of restricted stock granted October 10, 2005, the date Mr. Burgess was hired. The restricted stock will vest in 2007, 2008 and 2009 only if Mediware achieves certain performance goals. The address for Mr. Burgess is 11711 West 79th Street, Lenexa, KS 66214.

[5]	Includes options for 49,700 shares which are currently exercisable or become exercisable within 60 days. The address for Mr. Churchill is 169 East 78th Street, Penthouse B, New York, NY 10021.

[6]	Includes options for 49,700 shares which are currently exercisable or become exercisable within 60 days. The address for Mr. Clark is 330 Elm Street, Unit 1, New Canaan, CT 06840.

[7]	Includes options for 139,700 shares which are currently exercisable or become exercisable within 60 days. The address for Mr. Delario is 405 Crocus Hill, Norwood, NJ 07648.

[8]	Includes options for 46,100 shares which are currently exercisable or become exercisable within 60 days. The address for Dr. Gorman is 145 4th Street, Del Mar, CA 92014.

[9]	Includes options for 29,750 shares which are currently exercisable or become exercisable within 60 days. The address for Mr. Sanville is 1514 Old York Road, Abington, PA 19001.

[10]	Includes options for 32,827 shares which are currently exercisable or become exercisable within 60 days. The address for Dr. Weiman is 2 Roberta Lane, Greenwich, CT 06830.

[11]	Includes options for 30,000 shares which are currently exercisable. The address for Mr. Crabtree is 11711 West 79th Street, Lenexa, KS 66214.

[12]
Includes options for 30,000 shares which are currently exercisable or become exercisable within 60 days. Additionally, includes 20,000 shares of restricted stock granted March 16, 2006, the date Mr. Damgaard became Vice President and General Manager of the Blood Bank Management Division. The restricted stock will vest in 2007, 2008 and 2009 only if Mediware achieves certain performance goals. The address for Mr. Damgaard is 1900 Spring Rd., Suite 450, Oak Brook, IL 60523.

[13]	Includes options for 13,370 shares which are currently exercisable. The address for Ms. Suppes is 11711 West 79th Street, Lenexa, KS 66214.

[14]	Includes options for 32,500 shares which are currently exercisable or become exercisable within 60 days. The address for Mr. Tysall-Blay is 1 Aurum Court, Sylvan Way, Basildon, Essex SS156TH UK.

[15]	Includes options for 60,000 shares which are currently exercisable or become exercisable within 60 days. The address for Mr. Weber is 1900 Spring Rd., Suite 450, Oak Brook, IL 60523.

[16]	Includes options for 792,747 shares which are currently exercisable or become exercisable within 60 days. This group is comprised of 15 persons.

Executive Officers

Each of Mediware’s executive officers is to serve until the next Annual Meeting of Shareholders or until his earlier resignation or removal. The executive officers of Mediware are as follows:

Lawrence Auriana, age 62, Chairman of the Board. See above for biographical information for Mr. Auriana.

James F. Burgess, age 51, President and Chief Executive Officer. See above for biographical information for Mr. Burgess.

Mark B. Williams, age 35, Acting Chief Accounting Officer. Mr. Williams joined Mediware as the Corporate Controller in February 2004, and began serving as the Acting Chief Accounting Officer in June 2006. Mr. Williams co-founded Primera Financial Services, LLC, a consulting firm for small businesses, where he was president from March 2003 to February 2004. Mr. Williams also served as the Controller for Xact Duplicating Services, Inc., a document reproduction and imaging company from December 2001 to March 2003. Mr. Williams’ prior work experience includes almost nine years of public accounting experience, including serving as an Audit Manager for Ernst & Young LLP. Mr. Williams earned his B.S. degree in Accounting from Wichita State University. Mr. Williams is a CPA and a member of the American institute of Certified Public Accountants.

Robert C. Weber, age 35, Senior Vice-President, Chief Legal Officer, General Counsel and Secretary. Mr. Weber joined Mediware in January 2004. Prior to joining Mediware, he was corporate counsel of Epic Systems, a private medical records software company, from 2002 to 2004, where he drafted and negotiated multi-million dollar software agreements and third-party vendor relationships. Mr. Weber served with domestic and international law firms, most recently in the Chicago office of Skadden, Arps, Slate, Meagher & Flom from 2000 to 2002, where he specialized in asset and stock sale agreements and private equity investments. Mr. Weber also worked at Jenner & Block from 1996 to 2000. He earned his B.A. degree at the University of Wisconsin and a J.D. degree at the University of Wisconsin School of Law, where he graduated Cum Laude.

John Damgaard, age 37, Vice President and General Manager of Blood Bank Management. Mr. Damgaard became Vice President and General Manager of the Blood Bank Management Division on March 26, 2006 after having joined Mediware on March 3, 2003 to serve as chief operating officer of the company’s Blood Bank Management Division. From 1997 to 2003, Mr. Damgaard served as Vice President of Operations and Principal with CGN and Associates, Inc. (“CGN”), a professional services firm providing business performance improvement services to large healthcare, financial services, and manufacturing clients.  Prior to CGN, Mr. Damgaard held various management and technical positions within Maytag Corporation and IBM. Mr. Damgaard earned an MBA with distinction from Bradley University as well as a Bachelor of Arts in Mathematics and Computer Science from the University of Northern Iowa, as a Presidential Scholar.

Kevin E. Ketzel, age 37, Vice President and General Manager of Medication Management. Mr. Ketzel joined Mediware in October 2005 as chief operating officer of the company's Medication Management Division. Previously, he served as an officer of MedSynergies, Inc. from 2004 to 2005. Prior to that he served as regional vice president for Eclipsys Corporation from 2002 to 2004, where he directed customer-related sales, support, consulting and implementation of the company's portfolio of healthcare applications and services. From 1998 through 2001, Mr. Ketzel was director, Health Information Management/Imaging and director, National Health Organizations for Cerner Corporation. He also served as an executive in several key positions at Allscripts Healthcare Solutions, Inc. Mr. Ketzel earned an MBA from the Kellogg School of Management at Northwestern University as well as a B.S. in Quantitative Economics and a Bachelor of Business in Finance from the University of Wisconsin-Madison.

Robert Tysall-Blay, age 49, Chief Executive of JAC Computer Services Ltd. Mr. Tysall-Blay joined Mediware in June 2003. Mr. Tysall-Blay has extensive experience in the healthcare field, including 10 years in medical lab science within the UK's National Health Service, and 20 years in sales and marketing of healthcare IT systems. In 1993, Mr. Tysall-Blay joined Misys Healthcare Systems International (formerly Sunquest Information Systems) where he worked in positions of increasing responsibility until May 2003. Mr. Tysall-Blay served as the sales and marketing manager during 2002 and as the UK managing director in 2003. Working primarily for US-based companies, he gained healthcare experience in seven countries including the US, UK, Germany, France, Denmark and the Middle East. His healthcare IT experience includes the areas of lab, radiology, PACS, pharmacy, decision support and electronic patient record systems.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended June 30, 2006, based upon an examination of the public filings, all of Mediware's officers, directors and ten percent shareholders timely filed reports on Form 3 and Form 4 except as follows: Mr. Larry Feinberg filed two late reports, each concerning one sale transaction.

Executive Compensation

The following table sets forth all compensation paid by Mediware to, or earned by, Mr. Burgess, and the four other most highly compensated executive officers who were serving in that capacity as of June 30, 2006. In addition, the table includes two other individuals who served as executive officers, including one as Chief Executive Officer during the fiscal year ended June 30, 2006, and who would have been included in the table if they were so serving at the fiscal year end. Each individual listed below had a total annual salary and bonus exceeding $100,000, for the last three fiscal years, as applicable.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position[1]	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)[2]

James F. Burgess	2006	244,535	--	800,000	[3]	100,000	53,416	[4]
President and Chief	2005	--	--	--		--	--
Executive Officer	2004	--	--	--		--	--

George J. Barry	2006	240,750	150,000	--		--	718	[6]
President and Chief	2005	304,308	65,000	555,750	[5]	--	2,540	[6]
Executive Officer	2004	260,000	130,000	--		--	2,028	[6]

Michael Crabtree	2006	214,000	--	--		--	166	[7]
Director of Corporate	2005	223,269	50,000	--		--	188	[7]
Development Worldwide	2004	181,346	90,000	--		30,000	228	[7]

Jill H. Suppes	2006	175,000	87,500	--		--	3,666	[8]
Senior Vice President and	2005	158,750	56,000	--		30,000	3,342	[8]
Chief Financial Officer	2004	147,231	67,500	--		--	3,032	[8]

Robert C. Weber	2006	175,000	87,500	--		--	2,299	[9]
Senior Vice President,	2005	158,750	47,500	--		30,000	2,540	[9]
Chief Legal Officer and	2004	60,577	--	--		30,000	836	[9]
General Counsel

Robert Tysall-Blay [11]	2006	155,839	11,125	--		--	81,855	[10]
Chief Executive of JAC	2005	154,700	9,100	--		10,000	66,457	[10]
Computer Services Ltd.	2004	243,038	4,500	--		--	61,704	[10]

John Damgaard	2006	155,769	60,000	208,800	[12]	--	4,481	[13]
Vice President and General Manager	2005	40,000	--	--		20,000	3,666	[13]
Blood Bank Management	2004	130,000	--	--		--	2,766	[13]

[1]
Amounts reported in this Summary Compensation Table reflect that certain of the executive officers were not employed by Mediware for all three fiscal years included in the table. Information for Mr. Burgess relates to only a portion of fiscal 2006 because he joined Mediware as President and Chief Executive Officer on October 10, 2005 and was not affiliated with Mediware prior to such date. Information for Mr. Barry relates to only a portion of fiscal 2006 because he resigned as President and Chief Executive Officer effective October 10, 2005 and thereafter served as an employee advisor to Mediware through November 30, 2005. Information for Mr. Weber relates to only a portion of fiscal 2004 because he joined Mediware as Vice President and General Counsel in January 2004 and was not affiliated with Mediware prior to such date. Information for Messrs. Crabtree and Damgaard and Ms. Suppes reflects their service in positions of increasing responsibility throughout the three-year period. Mr. Crabtree and Ms. Suppes' employment with Mediware ended on June 30, 2006.

[2]	Amounts reported exclude proceeds, if any, realized upon the exercise of options and sale of underlying shares.
[3]	The value of Mr. Burgess’ restricted stock awards was determined by multiplying 100,000 shares granted by the closing price of Mediware Common Stock on the date of the grant, October 10, 2005.
[4]
Mr. Burgess received contributions to Mediware’s retirement plan of $3,250 and company-paid life insurance premiums of $166 during fiscal 2006. Additionally, Mr. Burgess received $50,000 in reimbursed moving expenses.

[5]
The value of Mr. Barry’s restricted stock awards was determined by multiplying 25,000 shares granted by the closing price of Mediware Common Stock on the date of the first grant, August 25, 2004, and by multiplying the other 25,000 shares granted by the closing price of Mediware Common Stock on the date of that grant, February 3, 2005. 25,000 shares of restricted stock were to vest on August 25, 2005 and August 24, 2006, respectively, provided that Mr. Barry was employed by Mediware on that date. However, Mr. Barry returned these shares when he announced his resignation and received no economic benefit from these shares.

[6]
Mr. Barry received contributions to Mediware’s retirement plan of $649 (fiscal 2006), $2,352 (fiscal 2005) and $1,800 (fiscal 2004) and company-paid life insurance premiums of $69 (fiscal 2006), $188 (fiscal 2005) and $228 (fiscal 2004). Mr. Barry resigned as President and Chief Executive Officer effective October 10, 2005.

[7]	Mr. Crabtree received company-paid life insurance premiums of $166 (fiscal 2006), $188 (fiscal 2005) and $228 (fiscal 2004).
[8]
Ms. Suppes received contributions to Mediware’s retirement plan of $3,500 (fiscal 2006), $3,154 (fiscal 2005) and $2,804 (fiscal 2004) and company-paid life insurance premiums of $166 (fiscal 2006), $188 (fiscal 2005) and $228 (fiscal 2004).

[9]
Mr. Weber received contributions to Mediware’s retirement plan of $2,133 (fiscal 2006), $2,352 (fiscal 2005) and $692 (fiscal 2004) and company-paid life insurance premiums of $166 (fiscal 2006), $188 (fiscal 2005) and $144 (fiscal 2004).

[10]
Mr. Tysall-Blay received contributions to JAC’s pension plan of $4,675 (fiscal 2006), $4,641 (fiscal 2005) and $4,437 (fiscal 2004). Mr. Tysall-Blay also received commissions of $59,380 (fiscal 2006), $43,616 (fiscal 2005) and $39,867 (fiscal 2004) and a car allowance of $17,800 (fiscal 2006), $18,200 (fiscal 2005) and $17,400 (fiscal 2004).

[11]	Mr. Tysall-Blay’s compensation is paid in pounds sterling. The average exchange rate for fiscal 2006, 2005 and 2004 is 1.78, 1.82 and 1.74, respectively.
[12]	The value of Mr. Damgaard’s restricted stock awards was determined by multiplying 20,000 shares granted by the closing price of Mediware Common Stock on the date of the grant, March 16, 2006.
[13]
Mr. Damgaard received contributions to Mediware’s retirement plan of $4,315 (fiscal 2006), $2,600 (fiscal 2005) and $3,500 (fiscal 2004) and company-paid life insurance premiums of $166 (fiscal 2006), $166 (fiscal 2005) and $166 (fiscal 2004).

Option Grants In Last Fiscal Year

The following table sets forth certain information concerning options to purchase common stock of Mediware granted to the individuals named in the "Summary Compensation Table" above during fiscal 2006.

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value [1] $

James F. Burgess	100,000	66.7%	7.94	10/9/2010	356,240
George J. Barry	--	--	--	--	--
Michael Crabtree	--	--	--	--	--
Jill H. Suppes	--	--	--	--	--
Robert C. Weber	--	--	--	--	--
Robert Tysall-Blay	--	--	--	--	--
John Damgaard	--	--	--	--	--

1  The grant date present value was calculated using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 35.6%; risk-free interest rate of 4.39%, and expected years until exercise of 5 years.

Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year End Option Values

The following table sets forth options exercised by the individuals named in the "Summary Compensation Table" above during fiscal 2006 and the number and value of options held by them at June 30, 2006. The fair market value of Mediware's Common Stock on such date was $9.59 per share.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

James F. Burgess	--	--	--	100,000	--	165,000
George J. Barry	81,847	524,050	--	--	--	--
Michael Crabtree	--	--	50,000	--	54,300	--
Jill H. Suppes	6,630	20,895	13,370	--	36,300	--
Robert C. Weber	--	--	60,000	--	--	--
Robert Tysall-Blay	--	--	32,500	7,500	--	--
John Damgaard	--	--	30,000	5,000	5,200	2,600

EMPLOYMENT AGREEMENTS

Mr. Burgess has a three-year employment agreement with Mediware which expires October 9, 2008 and is automatically renewable for successive one-year terms unless timely notice of non-renewal is given. Mr. Burgess’ base annual salary is $325,000, with a bonus opportunity of up to $175,000 based on the discretion of the Board of Directors. Mr. Burgess was also granted options to purchase 100,000 shares of common stock at a price equal to the fair market price of Mediware’s stock on the grant date. The options will vest over four years. In addition, Mr. Burgess was granted 100,000 shares of restricted stock which will vest in 2007, 2008 and 2009 only if Mediware achieves certain performance goals. In addition to termination for disability, death or cause, Mr. Burgess’s agreement may be terminated by either the company or Mr. Burgess without cause. If Mediware terminates Mr. Burgess’ employment without cause, Mediware will pay Mr. Burgess up to six months salary and provide Mr. Burgess certain health insurance coverage. If Mr. Burgess terminates his employment without cause, he must provide at least 90 days notice. During the notice period, he will receive up to 90 days salary and certain health insurance coverage if he remains employed by Mediware during such notice period. If Mr. Burgess terminates his employment for good reason, Mediware will pay Mr. Burgess an amount up to six months annual salary and provide Mr. Burgess certain health insurance coverage.

Mr. Weber has a two-year employment agreement with Mediware which expires May 19, 2007 and is automatically renewable for successive one-year terms unless timely notice of non-renewal is given. Mr. Weber’s base annual salary is $175,000, with a bonus opportunity of up to $87,500 based on criteria established by the Compensation Committee of the Board of Directors. Mr. Weber was also granted options to purchase 30,000 shares of Common Stock at a price equal to the fair market price of Mediware’s stock on the grant date. The options vested upon grant. In addition to termination for disability, death or cause, Mr. Weber’s agreement may be terminated by either Mediware or Mr. Weber without cause. If Mediware terminates Mr. Weber’s employment without cause, Mediware will pay Mr. Weber three months salary and certain health insurance coverage. If Mr. Weber terminates his employment without cause, he must provide at least 90 days notice. During the notice period, he shall receive up to 90 days salary and certain health insurance coverage if he remains employed by Mediware during such notice period.

Mr. Damgaard has a three-year employment agreement with Mediware which expires March 15, 2009 and is automatically renewable for successive one-year terms unless timely notice of non-renewal is given. Mr. Damgaard’s base annual salary is $180,000, with a bonus opportunity of up to $90,000 based on the discretion of the Board of Directors. Mr. Damgaard was granted 20,000 shares of restricted stock which will vest in 2007, 2008 and 2009 only if Mediware achieves certain performance goals. In addition to termination for disability, death or cause, Mr. Damgaard’s agreement may be terminated by either Mediware or Mr. Damgaard without cause. If Mediware terminates Mr. Damgaard’s employment without cause, Mediware will provide Mr. Damgaard up to three months salary and provide Mr. Damgaard certain health insurance coverage. If Mr. Damgaard terminates his employment without cause, he must provide at least 90 days notice. During the notice period, he will receive up to 90 days salary and certain health insurance coverage if he remains employed by Mediware during such notice period.

Mr. Tysall-Blay has an employment agreement, commencing June 1, 2003, with Mediware which is subject to termination by either Mr. Tysall-Blay or Mediware on 30 days notice. Mr. Tysall-Blay’s base salary is 85,000 pounds, with a bonus opportunity of 65,000 pounds. 30,000 pounds of the bonus opportunity will be based on commissions on sales with the remaining 35,000 pounds to be based on criteria established by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors. Mr. Tysall-Blay also receives an annual 10,000 pound car allowance. Mr. Tysall-Blay was also granted options to purchase 30,000 shares of Common Stock at a price equal to the fair market price of Mediware’s Common Stock on the grant date. The options will vest over four years.

In the event of an acquisition of Mediware, each of the foregoing individuals (except Mr. Tysall-Blay) is entitled to an amount or amounts equal to 6 months (3 months in the case of Mr. Damgaard) of his annual salary and certain health insurance coverage if his employment is terminated.

All of these individuals’ unvested options vest and the restrictions on their restricted stock or shares acquired upon their exercise of options lapse upon an acquisition of Mediware. Each of the individuals (except Mr. Tysall-Blay) has agreed, subject to certain exceptions, not to compete with Mediware for one year following the termination of his employment.

Mr. Crabtree ceased to be an employee of Mediware following June 30, 2006. Mediware and Mr. Crabtree entered into a consulting agreement on June 30, 2006 pursuant to which Mr. Crabtree may be engaged to work on specific projects. The term of the Consulting Agreement is one month with automatic renewals for additional one month terms unless Mediware or Mr. Crabtree gives at least 3 months notice of non-renewal. Mediware will pay Mr. Crabtree agreed upon amounts for each project for which Mr. Crabtree is retained. Compensation to Mr. Crabtree for the initial project under the Consulting Agreement is $10,000 per month. Mr. Crabtree has agreed, during the term of the Consulting Agreement, not to compete with Mediware.

Following her resignation on June 30, 2006, Ms. Suppes entered into a letter agreement with Mediware pursuant to which Ms. Suppes agreed to provide consulting services to Mediware through December 31, 2006 in transition as Mediware prepared its financial statements and Annual Report on Form 10-K for its fiscal year ended June 30, 2006, and begins its financial reporting through the first half of fiscal 2007. As compensation for her consulting services, Mediware agreed to pay Ms. Suppes monthly amounts of $14,455 for each of July, August and September and $10,000 for each of October, November and December. In addition, the company agreed to pay amounts equal to her COBRA health insurance premiums for the same level of health insurance, through the consulting period unless she becomes eligible for health benefits from a successor employer. Ms. Suppes was also paid for all accrued but unused vacation. Under her employment agreement with Mediware, Ms. Suppes was entitled to a lump sum payment equal to three months salary (equal to $43,750) upon timely notice of resignation as well as comparable vacation and insurance benefits. Ms. Suppes has released her rights to payment under the employment agreement. Ms. Suppes is entitled to engage in other employment or consulting activities while she is consulting with Mediware but the existing noncompetition and confidentiality obligations under her employment agreement will continue until June 30, 2007.

Report on Executive Compensation

The Compensation Committee determines the compensation of senior executives of Mediware, including the Chief Executive Officer, and administers Mediware's policies governing annual and long-term compensation. The members of the Compensation Committee are Messrs. Clark, Delario, Sanville and Weiman. The Compensation Committee also administers Mediware’s equity compensation plans and meets either independently or in conjunction with the full board of directors to grant awards to eligible individuals in accordance with the terms of the plan.

Compensation Philosophy

Mediware has a "pay for performance" philosophy, implemented by attempting to establish base salaries at levels competitive for its industry coupled with cash bonuses for superior company performance and stock-based compensation permitting executives to earn above industry averages if the value of Mediware's stock increases. The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee’s subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors for any compensation component. Among the factors considered by the Committee are the recommendations of the Chief Executive Officer with respect to the compensation of other key executive officers. However, the Committee makes the final compensation decisions concerning all officers. In reviewing and establishing an executive’s compensation, the Committee considers and evaluates all components of the executive officer’s total compensation package. This involves reviewing the executive’s salary, bonus, stock-based awards, perquisites, participation in the 401(k) plan, payments due upon resignation or a change of control, if any, and all other payments and awards that the executive officer earns.

Base Salaries. Mediware generally attempts to establish annual base salaries for executives, including the Chief Executive Officer, competitive with base salaries for executives of similarly situated companies within the industry. The Committee believes that the base salaries should offer security to each executive and allow Mediware to attract qualified executives and maintain a stable management team and environment.

Bonuses. Mediware also attempts to develop programs under which key executives can earn bonus cash compensation, dependent upon Mediware’s overall financial performance and each executive’s personal achievement. The Committee approved two bonus plans for Mediware’s executive-level employees for fiscal 2006. Mediware's Chief Executive Officer and several other senior executives were eligible to earn up to 50% of their base salary under one plan. This plan required Mediware to achieve goals for total revenue and diluted earnings per share for 60% of the potential award with the remaining 40% payable based upon individual overall performance as evaluated by the Chief Executive Officer or the Committee, but only if minimum total revenue and diluted earnings per share targets were met. A number of divisional employees of Mediware, including the General Managers of Mediware’s divisions, were eligible to receive a bonus amount up to 50% of base salary. This plan required Mediware to achieve goals for total revenue and diluted earnings per share for 20% of the total award, and the employee’s division to achieve goals for total revenue, operating income and average accounts receivable aging for 60% of the potential award, with the remaining 20% payable based upon individual overall performance as evaluated by the Chief Executive Officer, but only if minimum Mediware total revenue and diluted earnings per share targets were met.

The Committee determined to pay no cash bonuses under the foregoing plan to senior executives, including the Chief Executive Officer, for the fiscal year ended June 30, 2006 due to Mediware’s performance against the plans’ quantitative measures. The Committee separately determined on October 17, 2005 to award special one-time bonuses to Mr. Barry and certain other senior executives. Mr. Barry’s award was in the amount of $150,000. These awards were made to recognize the exceptional efforts of these individuals during the transition period between the announcement of Mr. Barry's resignation as President and Chief Executive Officer and Mr. Burgess' hiring as Mediware’s new President and Chief Executive Officer.

Stock-Based Awards. Stock-based awards such as restricted stock and stock option grants are designed to create continued and long-term incentives for executives and employees to attempt to increase equity values consistent with the expectations and interests of public shareholders and to align executives' and shareholders' interests both in the near and longer terms. The Committee believes that stock-based awards are necessary to provide key individuals with awards and incentives competitive with those offered by other potential employers. The Committee also believes that these awards encourage executives and employees to remain in the service of Mediware and to acquire and maintain stock ownership in Mediware.

In fiscal years prior to fiscal 2006, the Committee has utilized stock options and restricted stock for its stock-based awards, but primarily utilized restricted stock in fiscal 2006 due to the effectiveness at the beginning of the fiscal year of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment." FASB 123(R) requires Mediware to recognize compensation expense for unvested employee stock options under the fair value based method. Many of the restricted stock grants, including the grant made to the Chief Executive Officer, during the fiscal year vest based upon diluted earnings per share and revenue performance targets over the next three fiscal years. The Committee may continue to utilize performance-based restricted stock grants in the future, but it reserves the right to utilize grants without performance vesting, to use stock options as well as restricted stock or to implement other forms of stock-based compensation to the extent permitted under Mediware’s equity compensation plans.

Chief Executive Officer Compensation. After an extensive search of candidates, Mediware engaged Mr. Burgess as its new President and Chief Executive Officer effective October 10, 2005. Prior to his hiring, Mediware negotiated with Mr. Burgess the terms of his employment, and these negotiations culminated in an employment agreement. Among other things, this employment agreement called for the grant of 100,000 stock options exercisable at $7.935, the average of the high and low share price of the Common Stock on Nasdaq on October 10, 2005, having a term of five years and vesting ratably over four years (but immediately upon an acquisition or sale of Mediware). Mr. Burgess’s compensation has not changed since his employment agreement was signed.

Section 162(m) Deductibility. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executives. However, qualifying performance-based compensation will not be subject to the Section 162(m) deduction limit if certain requirements are met.

The Committee believes that it is generally in Mediware’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Committee has taken actions it believes appropriate to preserve the deductibility of compensation. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Current base salary and anticipated bonus levels are not expected to exceed the Section 162(m) deduction limit. Compensation relating to stock-based awards may exceed the Section 162(m) deduction limit.

Compensation Committee
Roger Clark
Joseph Delario
Robert F. Sanville
Clinton G. Weiman

Stock Comparison Graph

The following chart compares the cumulative total shareholder return on Mediware's Common Stock based on the closing bid price of Mediware's Common Stock for the last five years, with the cumulative total returns for the Russell 2000 Index and the Nasdaq Computer & Data Processing Services Stocks Index over the same period. The comparison assumes $100 invested in Mediware's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock price performance shown on the chart is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MEDIWARE INFORMATION SYSTEMS, INC., THE RUSSELL 2000 INDEX AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

DOLLARS
450
400
350
300
250
200
150
100
50
0
6/01
6/02
6/03
6/04
6/05
6/06
MEDIWARE INFORMATION SYSTEMS, INC.
RUSSELL 2000
NASDAQ COMPUTER & DATA PROCESSING

* $100 invested on 6/30/01 in stock or index-including reinvestment of dividends.
Fiscal year ending June 30.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Eisner LLP to serve as Mediware’s independent registered public accounting firm for the 2007 fiscal year. Eisner will audit Mediware’s consolidated financial statements for the 2007 fiscal year as well as management’s related assessment of Mediware’s internal control system and perform other services. While shareholder ratification is not required by Mediware’s By-Laws or otherwise, the Board of Directors, at the direction of the Audit Committee, is submitting the selection of Eisner to the shareholders for ratification as part of good corporate governance practices. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Eisner. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm as the independent registered public accounting firm for Mediware for the year ending June 30, 2007 at any time during the year if it determines that such a change would be in the best interest of Mediware and its shareholders.

The favorable vote of the holders of a majority of the shares of common stock, represented in person or by proxy at the Annual Meeting, will be required for such ratification. A representative of Eisner will attend the Annual Meeting with the opportunity to make a statement if he or she desires to do so. That representative will be available to respond to appropriate questions.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed by Eisner for professional services rendered for the audit of Mediware's annual financial statements for the fiscal years ended June 30, 2006 and June 30, 2005, for the review of the financial statements included in Mediware's Quarterly Reports on Form 10-Q for fiscal years 2006 and 2005, and the audit of the effectiveness of Mediware’s internal control over financial reporting for fiscal years 2006 and 2005 were $348,000 and $352,000, respectively.

Audit-Related Fees

Eisner did not provide any audit-related services, as defined by the SEC, to Mediware in either of the fiscal years ended June 30, 2006 and June 30, 2005.

Tax Fees

The aggregate fees billed by Eisner for professional services rendered for income tax planning and compliance for the fiscal years ended June 30, 2006 and June 30, 2005 were $57,500 and $73,000, respectively.

All Other Fees

Eisner did not provide any other services to Mediware in either of the fiscal years ended June 30, 2006 and June 30, 2005.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services

The charter of the Audit Committee provides for the pre-approval of all auditing services and all permitted non-auditing services to be performed for Mediware by the independent registered public accounting firm, subject to the requirements of applicable law. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm include the Audit Committee reviewing audit-related services, tax services, and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Committee. All the services described in Tax Fees, above, were approved by the Audit Committee in accordance with its pre-approval policies and procedures.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

AUDIT COMMITTEE REPORT

Management is responsible for Mediware’s financial reporting process, including its internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Mediware’s independent registered public accounting firm is responsible for auditing those financial statements and management’s assessment of Mediware’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has a written charter adopted by the Board of Directors that reflects standards set forth in SEC regulations and the Nasdaq listing standards as well as the relevant provisions of the Sarbanes-Oxley Act of 2002. This charter has been assessed by the Audit Committee within the last year and deemed adequate. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of Mediware. Typically, for each fiscal year, the Audit Committee selects the independent registered public accounting firm to audit the financial statements of Mediware and its subsidiaries and such selection is subsequently presented to Mediware’s shareholders for ratification.

The Audit Committee is currently composed of three directors. The Board of Directors has determined that (1) all members of the Audit Committee are financially literate and independent under the applicable SEC and Nasdaq listing standards, and (2) Robert F. Sanville is an “audit committee financial expert”, under SEC rules.

During the fiscal year ended June 30, 2006, the Audit Committee took the following actions, among others:

• Reviewed and separately discussed the audited financial statements to be included in the 2006 Annual Report on Form 10-K for the year ended June 30, 2006 with Mediware’s management and independent registered public accounting firm;

• Reviewed and discussed Mediware’s quarterly earnings, consolidated financial statements and related periodic reports filed with the SEC, with management and the independent registered public accounting firm;

• Reviewed and provided oversight of management’s assessment of internal control over financial reporting and the independent registered public accounting firm’s evaluation of management’s assessment;

• Reviewed separately with the independent registered public accounting firm and management the audit scope and plan; and

• Met separately with each of the independent registered public accounting firm and management.

The Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Mediware’s financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of Mediware’s financial statements has been carried out in accordance with generally accepted auditing standards or that Mediware’s independent registered public accounting firm is in fact “independent.”

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as well as their respective assessments of Mediware’s internal control over financial reporting. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Mediware and its management. The Audit Committee has further determined that the independent registered public accounting firm has not provided non-audit services to Mediware.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Mediware's Annual Report on Form 10-K for the year ended June 30, 2006, filed with the SEC.

Audit Committee
Roger Clark
Robert F. Sanville
Clinton G. Weiman

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of Mediware must be received by Robert C. Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214, no later than May 22, 2007, and must satisfy the conditions established by the SEC for shareholder proposals to be included in the proxy statement relating to such meeting. A shareholder may also present a proposal directly to Mediware's shareholders at the next Annual Meeting of Shareholders. However, if Mediware does not receive notice of the shareholder proposal prior to the close of business on August 6, 2007, SEC rules permit management to vote proxies in their discretion on the proposed matter.

MISCELLANEOUS

Officers and regular employees of Mediware, without extra compensation, may solicit the return of proxies by mail, telephone, telegram and personal interview. Also, the Board of Directors may arrange for a proxy soliciting firm to solicit proxies at a cost estimated not to exceed $5,000 plus reasonable expenses. Certain holders of record such as brokers, custodians and nominees are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies.

The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy soliciting material to beneficial owners) will be paid by Mediware.

Mediware’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 is enclosed. Mediware will furnish any exhibit to the Annual Report on Form 10-K upon written request of a shareholder. Requests should be directed to Robert C. Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214. The exhibits are also available free of charge on Mediware’s website http://www.mediware.com.

TRANSACTION OF OTHER BUSINESS

The Board of Directors of Mediware knows of no business that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

Lawrence Auriana
Chairman of the Board of Directors
September 19, 2006

PROXY	PROXY

MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street, Lenexa, KS 66214
(913) 307-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 2, 2006

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.:

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of the Shareholders of Mediware Information Systems, Inc. (“Mediware”) will be held on November 2, 2006, at 111 East 48th Street, New York, NY 10017 (InterContinental The Barclay New York Hotel), at 10:00 A.M., New York City time, and at any adjournments or postponements thereof, for the following purposes:

The undersigned appoints each of Robert C. Weber and Mark Williams (with full power to act without the other and each with full power to appoint his or her substitute) as the undersigned's Proxies to vote all shares of common stock, par value $.10, of the undersigned in Mediware Information Systems, Inc., a New York corporation, which the undersigned would be entitled to vote at the Annual Meeting.

The enclosed proxy is solicited by the Board of Directors of Mediware. Further information regarding the matters to be acted upon at the Annual Meeting is contained in the enclosed Proxy Statement.

(Continued and to be signed on reverse side.)

Annual Meeting of Shareholders
MEDIWARE INFORMATION SYSTEMS, INC.
November 2, 2006

Please mark your vote as shown in example using dark ink only.

1. To elect three Class III directors to hold office for a three-year term:

Nominees:
Jonathan Churchill
John Gorman, M.D.
Clinton G. Weiman, M.D.

To elect one Class II director to hold office for a two-year term:

Nominee:
Ira S. Nordlicht

To elect one Class I director to hold office for a one-year term:

Nominee:
Lawrence Auriana

FOR all nominees (except as indicated to the contrary below) ______

WITHHOLD AUTHORITY to vote for all nominees ______

(To withhold authority to vote for any individual nominee or nominees and vote for the other nominees, write the nominee's or nominees' name(s) in the space provided below.)
_____________________________________

2. To consider and vote upon the ratification of the appointment of Eisner LLP as the independent registered public accounting firm of Mediware for the fiscal year ended June 30, 2007:

FOR___	AGAINST___	ABSTAIN___

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on September 11, 2006 as the record date for the Annual Meeting. Only holders of the common stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the shareholder. If no direction is given, when the duly executed proxy is returned, the shares represented by this proxy will be voted FOR all nominees in Item 1 and FOR Item 2. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof including, without limitation, matters that Mediware did not have notice within a reasonable time before the mailing of the attached Proxy Statement.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY.

Signature(s) _______________________________________________ Dated ____________________

NOTE:   Please sign exactly as name(s) appear(s) above. If joint account, all joint owners should sign. When signing as attorney, trustee, administrator, executor, etc., state full title.